UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2005, Cano Petroleum, Inc. (the “Company”) signed a non-binding term sheet with Petrobridge Investment Management, LLC for a three-year credit facility in the maximum amount of up to $100 million.  The parties are working to finalize the credit facility, which is subject to due diligence review by Petrobridge.  Accordingly, the Company cannot guarantee that it will ultimately finalize and secure the proposed credit facility.  Pritchard Capital Partners was the Company’s advisor for this financing arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2005

CANO PETROLEUM, INC.

	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer